Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sony Corporation (Sony Kabushiki Kaisha) of our report dated June 15, 2012 relating to the consolidated financial statements of Sony Mobile Communications AB and its subsidiaries (formerly known as Sony Ericsson Mobile Communication AB), which is incorporated by reference in Sony Corporation’s Annual Report on Form 20-F for the year ended March 31, 2013.

/s/ PricewaterhouseCoopers AB

Malmo, Sweden

November 20, 2013